Exhibit 99.1

NEWS RELEASE

ASTEC Appoints New Members to Board of Directors

CHATTANOOGA, Tenn. (November 8, 2022) – Astec Industries, Inc. (Nasdaq: ASTE) announced the company’s board of directors (the “Board”) elected Mr. Mark Gliebe and Mr. Nalin Jain, each a new independent director, effective as of November 10, 2022. The election of Mr. Gliebe and Mr. Jain increases the size of the Board to 12 directors, 11 of whom are independent directors. Each of Mr. Gliebe and Mr. Jain will serve as a member of the Audit Committee of the Board. In addition, Mr. Gliebe will also serve as a member of the Compensation Committee of the Board, and Mr. Jain will also serve as a member of the Nominating and Corporate Governance Committee of the Board.

Mr. Gliebe is a seasoned, former public-company Chairman and CEO with deep experience in the global manufacturing operations of industrial companies with highly engineered products. Until his retirement in 2019, he served as Chairman and CEO of Regal Beloit Corporation, now Regal Rexnord (NYSE: RRX), a global manufacturer of electrical motors and controls, power generation products and power transmission components. During his eight years as the CEO of Regal Beloit, Mr. Gliebe drove operational excellence from the factory floor up by aligning incentives with performance and accountability. Prior to Mr. Gliebe’s role as CEO, he had served as President and Chief Operating Officer of Regal Beloit from 2005 to 2011. Prior to joining Regal Beloit, he worked at General Electric for 22 years holding various positions of increased responsibility. In addition, Mr. Gliebe has meaningful public and private company governance experience having served on both public and private company boards. Mr. Gliebe received his BS in Computer Science degree from Bowling Green State University and his MBA from Cleveland State University.

Mr. Jain currently serves as President, Digital Electronics at Wabtec Corporation, a role he has held since 2020. Wabtec Corporation is a leading global provider of equipment, systems, digital solutions and value-added services for the freight and transit rail industries, as well as the mining, marine and industrial markets. Prior to his current role, Mr. Jain served as Group President of Wabtec’s Global Equipment business, leading Wabtec’s comprehensive global locomotive, mining, marine, stationery and drill portfolios. Mr. Jain also led GE Transportation’s international business activities in key markets like APAC, China, Australia, Europe and Africa. He was responsible for expanding the business footprint and global capabilities across these regions. He previously served as CEO for GE Aviation and GE Transportation in South Asia. Prior to GE, he was Director of Global Partnerships with Bombardier Inc. Mr. Jain has a bachelor’s degree in Engineering from National Institute of Technology in Surat, India and an MBA from the Indian School of Business, Hyderabad, India.

William Gehl, Chairman of Astec’s Board of Directors, said, “We are pleased to welcome Mark and Nalin to the Board. Leaders of their caliber, their respective industry knowledge and individual experiences make them very strong additions to our boardroom. We look forward to benefiting from their deep knowledge and expertise as we continue to execute on our strategic priorities to drive shareholder value.”

Mr. Gliebe said, “I admire Astec’s leading position in global construction equipment manufacturing and am honored to join the Board. I look forward to working with my fellow directors to help guide the Company forward.”

“My passion for leveraging technology to create positive change seamlessly aligns with the Company’s purpose-driven mission – to connect people, processes and products, advancing innovative solutions from Rock to Road as OneASTEC,” said Mr. Jain. “I am honored to join the Company’s Board and work with the management team as we advance the Company’s unique and innovative position in the Rock to RoadTM value-chain.”

About Astec

Astec, (www.astecindustries.com), is a manufacturer of specialized equipment for asphalt road building, aggregate processing and concrete production. Astec's manufacturing operations are divided into two primary business segments: Infrastructure Solutions that includes road building, asphalt and concrete plants, thermal and storage solutions; and Materials Solutions that include our aggregate processing equipment. For more information, visit astecindustries.com and follow us on social media.

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NEWS RELEASE
Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995

This News Release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, income, earnings, cash flows, changes in operations, operating improvements, businesses in which we operate and the United States and global economies. Statements in News Release that are not historical are hereby identified as "forward-looking statements" and may be indicated by words or phrases such as "anticipates," "supports," "plans," "projects," "expects," "believes," "should," "would," "could," "hope," "forecast," "management is of the opinion," use of the future tense and similar words or phrases. These forward-looking statements are based largely on management's expectations, which are subject to a number of known and unknown risks, uncertainties and other factors discussed and described in our most recent Annual Report on Form 10-K, including those risks described in Part I, Item 1A. Risk Factors thereof, and in other reports filed subsequently by us with the Securities and Exchange Commission, which may cause actual results, financial or otherwise, to be materially different from those anticipated, expressed or implied by the forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements to reflect future events or circumstances, except as required by law.

For Additional Information Contact:
Steve Anderson
Senior Vice President of Administration and Investor Relations
Phone: (423) 899-5898
Fax: (423) 899-4456
E-mail: sanderson@astecindustries.com